Exhibit 32(a)

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

I, Kenneth D. Lewis, state and attest that:

1.	I am the Chief Executive Officer of Bank of America Corporation (the registrant).

2.	I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

▪

the Quarterly Report on Form 10-Q of the registrant for the quarter ended September 30, 2006 (the periodic report) containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

▪	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented.

Date: November 8, 2006

/s/ Kenneth D. Lewis
Kenneth D. Lewis Chairman, President and Chief Executive Officer